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                                   EXHIBIT 5.1

              CROSBY, HEAFEY, ROACH & MAY PROFESSIONAL CORPORATION




                                December 17, 1999


Lam Research Corporation
4650 Cushing Parkway
Fremont, California 94538

        Re: Registration Statement on Form S-8 of Lam Research Corporation 1999 Stock Option Plan (the "Registration Statement")

Ladies and Gentlemen:

        With reference to the Registration Statement to be filed by Lam Research Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of an additional 1,000,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") which are issuable pursuant to the 1999 Stock Option Plan (the "Plan"), it is our opinion that the 1,000,000 shares of the Common Stock (as such number may be adjusted, as provided in the Plan), when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            /s/ CROSBY, HEAFEY, ROACH & MAY
                                            PROFESSIONAL CORPORATION